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                                                                     EXHIBIT E

                        JOHN NUVEEN & CO. INCORPORATED
                            OFFICERS AND DIRECTORS

                                      A.

OFFICERS:

Timothy R. Schwertfeger        Chairman of the Board of Directors, Chief
                                 Executive Officer and Director
Anthony T. Dean                President, Chief Operating Officer and Director
John P. Amboian                Executive Vice President and Chief Financial
                                 Officer
Bruce P. Bedford               Executive Vice President
William Adams IV               Vice President
Richard P. Davis               Vice President
Clifton L. Fenton              Vice President
Kathleen M. Flanagan           Vice President
O. Walter Renfftlen            Vice President and Controller
Anna R. Kucinskis              Vice President
H. William Stabenow            Vice President and Treasurer
Thomas C. Muntz                Vice President
Robert B. Kuppenheimer         Vice President
Paul C. Williams               Vice President
Michael G. Gaffney             Vice President
Robert D. Freeland             Vice President
Bradford W. Shaw, Jr.          Vice President
Stuart W. Rogers               Vice President
Stephen D. Foy                 Vice President, Assistant Controller and
                                 Assistant Secretary
Larry W. Martin                Vice President, Assistant General Counsel
                                 and Assistant Secretary
Gifford R. Zimmerman           Vice President, Assistant General Counsel
                                 and Assistant Secretary

DIRECTORS:

Anthony T. Dean                Executive Vice President and Director
Timothy R. Schwertfeger        Executive Vice President and Director

The principal business address of Messrs. Dean and Schwertfeger is 333 West Wacker Drive, Chicago, Illinois.

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                                   B.

Each officer and director of John Nuveen & Co. Incorporated has been an officer, director or employee of the firm, or its corporate predecessor, for more than five years last past, except as follows:

    Mr. John P. Amboian became Executive Vice President and Chief Financial Officer in June 1995. From June 1993 until such time he served as Senior Vice President, Finance, Strategy & Systems for the Miller Brewing Company. From August 1984 until such time he served as Vice President, Finance Planning & Analysis for Kraft Foods, Inc.

    Bruce P. Bedford became Executive Vice President in January 1997. Prior thereto, he was Chairman and Chief Executive Officer of Flagship Resources Inc., Flagship Financial Inc. and Flagship Funds Inc.

    Richard P. Davis became Vice President in January 1997. Prior thereto, he was President and Chief Operating Officer of Flagship Resources Inc., Flagship Financial Inc. and Flagship Funds Inc.

March 20, 1997
Chicago, Illinois

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